Montpelier Re Holdings Ltd. Announces Terms of Forward Equity Transaction
Hamilton, Bermuda — June 1, 2006 — Montpelier Re Holdings Ltd. (NYSE: MRH) (the “Company”) announced today the terms of its two equity forward sale agreements under which it is entitled to sell common shares to an affiliate of Credit Suisse Securities (USA) LLC (the “forward counterparty”) for proceeds of approximately $180 million (or $205 million if the underwriter exercises its over allotment option). Under the terms of the two forward sale agreements, the Company will sell an aggregate of between 9,796,388 and 15,694,800 common shares (or between 11,132,259 and 17,835,000 common shares if the underwriter exercises its over allotment option in full) to the forward counterparty, subject to the Company’s right to cash settle or net share settle such agreements.
The forward counterparty is initially selling 6,800,000 common shares (or 7,720,000 common shares if the underwriter exercises its over allotment option in full) in a public offering at $15.05 per share in order to hedge its position under the forward sale agreements. The forward counterparty will sell 8,894,800 additional common shares (or 10,115,000 common shares if the underwriter exercises its over allotment option in full) in the future from time to time in connection with the forward sale agreements.
Each forward sale agreement will be composed of twenty equal components. Subject to the Company’s right to elect cash or net share settlement with respect to all of or a portion of all of the components of any forward sale agreement, each forward sale agreement will be physically settled, by issuance of the requisite number of the Company’s common shares, over a twenty business day period beginning March 8, 2007 (in the case of the first forward sale agreement) and March 6, 2008 (in the case of the second forward sale agreement), with each day in each such period relating to a single component. Upon full physical settlement of any component of a forward sale agreement, the Company will issue to the forward counterparty a number of common shares equal to:
(1) if the volume-weighted average price, calculated excluding some transactions on the relevant date that would not qualify for a regulatory safe harbor relating to issuer repurchase transactions, of the Company’s common shares on the valuation date for such component is less than or equal to $11.75, in the case of the first forward sale agreement, or $11.25, in the case of the second forward sale agreement (the “forward floor price” for that forward sale agreement), the number of shares underlying such component;
(2) if such volume-weighted average price is greater than the relevant forward floor price, but less than $18.465, in the case of the first forward sale agreement, or $18.375 in the case of the second forward sale agreement (the “forward cap price” for that forward sale agreement), the relevant forward floor price, divided by such volume-weighted average price, multiplied by the number of shares underlying such component; and
(3) if such volume-weighted average price is greater than or equal to the relevant forward cap price, (a) in the case of the first forward sale agreement, (x) the relevant forward floor price, plus such volume-weighted average price, minus the relevant forward cap price, divided by (y) such volume-weighted average price, multiplied by (z) the number of shares underlying such component; and (b) in the case of the second forward sale agreement, 61.2245% of the number of shares underlying such component;
and, assuming the Company has not previously elected prepayment with respect to such component (or have subsequently repaid such prepayment), the forward counterparty will pay the Company an amount of cash equal to the forward floor price, multiplied by the number of common shares underlying such component.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common shares in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010.
Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This press release contains, and Montpelier may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier’s control, that could cause actual results to differ materially from such statements. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.
Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting Montpelier’s common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including Hurricanes Katrina, Rita and Wilma; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; the effectiveness of our loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements actually received by us from our reinsurers; the overall level of competition, and the related demand and supply dynamics, in our markets relating to growing capital levels in the reinsurance industry, declining demand due to, among other things, increased retentions by cedants, and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. Montpelier’s forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” in Item 1A of Montpelier’s Annual Report on Form 10-K filed for the year ended December 31, 2005 on March 14, 2006 and in Montpelier’s Quarterly Report on Form 10-Q filed for the quarter ended March 31, 2006 on May 9, 2006, each with the Securities and Exchange Commission.
Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

CONTACT: Montpelier Re Holdings Ltd.
Media: Keil Gunther, Communications Manager, 441-297-9570
or
Investor Relations: William Pollett, Treasurer, 441-297-9576